Global Crossing Reports Fourth Quarter

and Full Year 2008 Results

  Global Crossing completes 2008 within guidance ranges for revenue, Adjusted Cash EBITDA and cash.
  "Invest and grow" revenue increased 21 percent in 2008. Consolidated revenue grew 15 percent to $2.59 billion.
  Full-year Adjusted Gross Margin percentage increased approximately 400 basis points to 53.3 percent.
  Full-year Adjusted Cash EBITDA improved 89 percent to $328 million.
  Global Crossing announces 2009 guidance with significant improvement in OIBDA and positive full-year Free Cash Flow.

FOR IMMEDIATE RELEASE: MONDAY, FEBRUARY 16, 2009

Florham Park, N.J. -- Global Crossing (NASDAQ: GLBC), a leading global IP solutions provider, today announced fourth quarter and full-year results. The company said it will discuss its consolidated financial and operational results for the fourth quarter and full-year 2008 on a conference call tomorrow. The following table highlights financial results:

Results at a Glance
(Dollars in millions)	Fourth Quarter			Full Year
	2008	2007	Growth	2008	2007	Growth
Consolidated Revenues	$ 642	$ 616	4%	$ 2,592	$ 2,261	15%
"Invest and Grow" Revenues	$ 541	$ 504	7%	$ 2,164	$ 1,794	21%
Adjusted Gross Margin	$ 346	$ 323	7%	$ 1,381	$ 1,115	24%
Adjusted Gross Margin %	53.9%	52.4%	150Bps	53.3%	49.3%	400 Bps
Adjusted Cash EBITDA	$ 96	$ 100	-4%	$ 328	$ 174	89%

Definitions of the company's Adjusted Cash EBITDA and Adjusted Gross Margin non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are included in the attached financial tables.

Business Highlights

Global Crossing completed the year within its annual guidance ranges for revenue, Adjusted Cash EBITDA and cash. For 2008, the company reported consolidated revenue of $2.59 billion, an increase of 15 percent compared with 2007, and Adjusted Cash EBITDA of $328 million, an increase of nearly 90 percent compared with 2007. Consistent with guidance, unrestricted cash declined by $37 million for the year but increased by $42 million during the second half of the year.

"Global Crossing delivered a strong 2008, with double-digit growth in revenue and Adjusted Cash EBITDA, and we delivered on our annual guidance despite significant headwinds from foreign exchange in the fourth quarter," said John Legere, CEO of Global Crossing. "We enter 2009 well-positioned in the markets we serve, with a world-class network, leading customer satisfaction scores and an experienced team that continues to execute in this challenging global economy."

John Kritzmacher, CFO of Global Crossing commented on the fourth quarter results, saying "On a constant currency basis, our revenues and Adjusted Cash EBITDA grew sequentially by 3 percent and 16 percent, respectively, reflecting our sustained momentum in improving our financial performance."

Throughout 2008, Global Crossing made targeted investments in products and services that further support its strategy as a global provider of advanced IP solutions. The company launched six classes of IP VPN service and a suite of value-added VoIP features. Global Crossing invested in Ethernet transport and launched Hosted IP Telephony for both the government and commercial sectors in the UK. In addition, Global Crossing augmented its data center services and global network capacity, enhancing connectivity between North America, Latin America and Europe to meet demand for IP services. The company also began to globalize the former Impsat Managed Security Services product set, and launched High-Definition Videoconferencing. These investments in the company's capabilities provide enhanced value to our customers as they continue to deploy IP capabilities.

Fourth Quarter Results

Global Crossing's consolidated revenue was $642 million in the fourth quarter of 2008, representing a sequential decline of $25 million or 4 percent, including a $43 million unfavorable foreign exchange impact. Year-over-year consolidated revenue increased $26 million or 4 percent, including a $47 million unfavorable foreign exchange impact. The company's "invest and grow" category - that part of the business focused on serving global enterprises and carrier customers, excluding wholesale voice - generated revenue of $541 million for the fourth quarter. This represents a sequential decline of $19 million or 3 percent, including substantially all of the $43 million unfavorable sequential foreign exchange impact. On a constant currency basis, "invest and grow" revenue increased $24 million or 4 percent sequentially.

On a segment basis, GCUK generated $132 million in "invest and grow" revenue compared with $152 million in the prior quarter and $151 million in the fourth quarter of 2007. GC Impsat generated $120 million in "invest and grow" revenue compared with $122 million in the prior quarter and $101 million in the fourth quarter of 2007. Rest-of-World (ROW) generated $297 million in "invest and grow" revenue compared with $289 million in the prior quarter and $258 million in the fourth quarter of 2007. On a constant currency basis, all three segments demonstrated sequential and year-over-year revenue improvement.

For the fourth quarter, wholesale voice revenue decreased by $6 million on a sequential basis and $11 million year over year to $100 million. Substantially all of the wholesale voice revenue is earned in the United States, within the ROW segment.

Global Crossing reported Adjusted Gross Margin for the fourth quarter of $346 million or 53.9 percent of revenue. This compared with $357 million or 53.5 percent of revenue in the prior quarter and $323 million or 52.4 percent in the fourth quarter of 2007. The "invest and grow" business generated $335 million of Adjusted Gross Margin or 61.9 percent of revenue, compared with $344 million or 61.4 percent in the prior quarter and $305 million or 60.5 percent in the fourth quarter of 2007. The company's wholesale voice Adjusted Gross Margin was $11 million in the quarter or 11 percent compared with $12 million or 11 percent in the prior quarter, and $17 million or 15 percent in the fourth quarter of 2007.

Consolidated cost of access expense for the fourth quarter was $296 million, compared with $310 million in the prior quarter and $293 million in the fourth quarter of 2007. The sequential decrease in cost of access is primarily due to a favorable foreign exchange impact and, to a lesser extent, continued cost of access efficiencies. The year-over-year increase was attributable to higher revenue in the period, partially offset by a favorable foreign exchange impact.

Cost of revenue -- which includes cost of access; technical real estate, network and operations; third-party maintenance; and cost of equipment sales -- was $429 million in the fourth quarter, compared with $472 million in the prior quarter and $436 million in the fourth quarter of 2007. Excluding cost of access, cost of revenue was $133 million in the fourth quarter compared with $162 million in the prior quarter and $143 million in the fourth quarter of 2007. The sequential decline was attributable to a $11 million reduction in accruals for stock-based incentive compensation, as well as a favorable foreign exchange impact of $14 million. The year-over-year decline was primarily attributable to a $14 million favorable foreign exchange impact, partially offset by higher technical real estate costs. As a percentage of revenue, cost of revenue was 67.4 percent in the fourth quarter compared to 70.8 percent in both the prior quarter and in the fourth quarter of 2007.

Sales, general and administrative (SG&A) expenses were $111 million in the fourth quarter of 2008, compared with $125 million in the prior quarter and $84 million in the fourth quarter of 2007. On a sequential basis, SG&A declined primarily due to a reduction in accruals for stock-based incentive compensation, as well as a $10 million favorable foreign exchange impact. The year-over-year increase was primarily attributable to a net $30 million non-cash benefit from real estate restructuring reserve reversals in the year-ago period. In addition, a $10 million favorable foreign exchange impact was effectively offset by an increase in payroll costs. As a percentage of revenue, SG&A was 17 percent in the fourth quarter compared to 19 percent in the prior quarter and 14 percent in the fourth quarter of 2007. The year-ago period included the previously mentioned real estate restructuring reserve benefit.

Global Crossing reported $96 million of Adjusted Cash EBITDA in the fourth quarter, a sequential increase of $8 million, including a $6 million unfavorable foreign exchange impact. On a year-over-year basis, Adjusted Cash EBITDA decreased $4 million, including an unfavorable foreign exchange impact of $9 million and the previously mentioned real estate restructuring reserve benefit of $30 million recorded in the year-ago period. On a segment basis, GCUK, GC Impsat and ROW contributed Adjusted Cash EBITDA of $24 million, $37 million and $35 million, respectively.

Global Crossing's consolidated net loss applicable to common shareholders was $51 million for the fourth quarter of 2008, compared with a net loss of $71 million in the prior quarter and net income of $1 million in the fourth quarter of 2007. On a sequential basis, net loss decreased principally due to the Adjusted Cash EBITDA improvement previously described and lower stock-based incentive compensation, partially offset by a higher income tax provision. Year over year, net loss was higher due to an unfavorable foreign exchange impact in 2008 and higher gains on pre-confirmation contingencies recorded in 2007, partially offset by a lower income tax provision recorded in 2008.

Full-Year Results

Global Crossing's consolidated business generated $2.59 billion of revenue in 2008, including a $15 million unfavorable foreign exchange impact. Consolidated revenue grew $331 million or 15 percent year over year. The company generated $2.16 billion of "invest and grow" revenue for 2008, an increase of $370 million or 21 percent year over year.

At the segment level, GCUK generated $588 million of "invest and grow" revenue in 2008 compared with $572 million in 2007, an increase of $16 million or 3 percent, including a $36 million unfavorable foreign exchange impact. GC Impsat generated $466 million in "invest and grow" revenue in 2008 compared to a partial-year total of $263 million in 2007. GC Impsat 2008 revenue included a $10 million favorable foreign exchange impact. ROW segment generated $1.13 billion of "invest and grow" revenue in 2008, compared with $971 million in 2007, an increase of $157 million or 16 percent, including an $11 million favorable foreign exchange impact.

Wholesale voice revenue declined by 8 percent or $38 million year over year to $424 million. As previously mentioned, substantially all of the wholesale voice revenue is in the United States, within the ROW segment.

Global Crossing reported Adjusted Gross Margin of $1.38 billion or 53.3 percent of consolidated revenue for 2008. This compared with $1.11 billion or 49.3 percent in 2007. The "invest and grow" segment generated $1.33 billion of Adjusted Gross Margin or 61.3 percent of "invest and grow" revenue, compared to $1.05 billion or 58.7 percent in 2007. The company's wholesale voice Adjusted Gross Margin was $51 million in 2008 or 12.0 percent of wholesale voice revenue compared with $58 million or 12.6 percent in 2007.

Consolidated cost of access expense for the year was $1.21 billion, compared with $1.15 billion in 2007. The year-over-year increase was associated with higher revenues and the inclusion of GC Impsat for a full year in 2008.

Cost of revenue was $1.82 billion in 2008 compared with $1.72 billion in 2007. The year-over-year increase in cost of revenue was primarily due to the inclusion of GC Impsat for a full year in 2008 as well as higher overall real estate costs.

SG&A expenses were $501 million in 2008, compared with $416 million in 2007. The year-over-year increase was primarily due to the inclusion of GC Impsat for a full year and the previously mentioned real estate restructuring reserve benefit in 2007. As a percentage of revenue, SG&A was 19 percent in 2008 compared to 18 percent in 2007. Excluding the restructuring reserve benefit, SG&A as a percentage of revenue was 20 percent in 2007.

The company reported $328 million of Adjusted Cash EBITDA for 2008 as compared to $174 million in 2007, an improvement of $154 million, including an $8 million unfavorable foreign exchange impact.

Global Crossing's consolidated net loss applicable to common shareholders was $281 million for 2008, compared with a consolidated net loss of $310 million in 2007. The decrease in net loss was primarily due to improvements in Adjusted Cash EBITDA previously described and a lower provision for income taxes, partially offset by higher depreciation and amortization and an unfavorable foreign exchange impact in the current year period.

Non-cash stock compensation includes approximately 3.2 million unrestricted shares being distributed to employees in March and April 2009 under the 2008 annual bonus program.

Cash and Liquidity

As of December 31, 2008, Global Crossing had unrestricted cash of $360 million compared to $346 million at September 30, 2008, and $397 million at December 31, 2007. The company had $378 million in total cash at December 31, 2008, compared to $380 million at September 30, 2008, and $450 million at December 31, 2007.

Cash flow from operating activities for the fourth quarter was $79 million. Global Crossing received $41 million in proceeds from the sale of indefeasible rights of use (IRUs) and prepaid services in the fourth quarter. In addition, the company entered into $14 million of debt and capital lease agreements to finance various equipment purchases and software licenses. Uses of cash for the quarter included $64 million for capital expenditures and principal payments on capital leases and $12 million for repayment of long term debt. During the fourth quarter, unrestricted cash increased by $14 million, including an unfavorable sequential foreign exchange impact of $12 million.

For the full year 2008, cash flow from operating activities was $203 million, including $138 million of interest on indebtedness. Global Crossing received $146 million in proceeds from the sale of IRUs and prepaid services in 2008. In addition, the company entered into $48 million of debt and capital lease agreements to finance various equipment purchases and software licenses. Uses of cash for 2008 included $251 million for capital expenditures and capital lease principal payments and $24 million for repayment of long-term debt. The company used $37 million of unrestricted cash during the year.

2009 Outlook

"On a constant currency basis, we expect 2009 revenue to grow in the mid- to-high single digits, although foreign exchange impacts are likely to cause reported revenue to appear flat to down." said John Legere. "In addition, we anticipate considerable growth in OIBDA and Free Cash Flow in 2009 as the underlying fundamentals of the business continue to improve."

John Legere also noted, "Even though our business continues to perform well and operate with a high degree of cost-efficiency, we are preparing for the uncertain economic environment ahead. Our company has launched targeted measures that will reduce our operating expenses and optimize our capital expenditures this year."

In 2009, Global Crossing will begin reporting OIBDA (in place of Adjusted Cash EBITDA) and Free Cash Flow as key measurements of our Company's performance. Definitions are outlined in the "Non-GAAP Measures" section of this release, and a more detailed explanation of these measures is contained in the attached financial tables.

Company guidance measures for 2009 are as follows:
Measures	2009 Guidance
($ in millions)
Revenue	$2,500 - $2,600
OIBDA	$320 - $380
Free Cash Flow	$50 - $100

The above guidance represents management's current good faith estimates for the designated measures and is based on various assumptions which may or may not materialize. Some of the risks and uncertainties that could cause actual results to differ materially from these estimates are referenced at the end of this press release.

Non-GAAP Measures

Pursuant to the Securities and Exchange Commission's (SEC's) Regulation G, the attached financial tables include definitions of non-GAAP financial measures, as well as reconciliations of such measures to the most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).

"OIBDA" is defined as operating income before depreciation and amortization.

"Free Cash Flow" is defined as "Net cash provided by operating activities" less "Purchases of property and equipment", as reported in our Consolidated Statements of Cash Flows.

Conference Call

The company will hold a conference call on Tuesday, February 17, 2009 at 9:00 a.m. EST to discuss its financial results. The call may be accessed by dialing +1 212 231 2906 or, if calling from within the United Kingdom, by dialing (0) 800 496 1091. Callers are advised to access the call 15 minutes prior to the start time. A Webcast with presentation slides will be available at http://investors.globalcrossing.com/events.cfm.

A replay of the call will be available on Tuesday, February 17, 2009 beginning at 11:30 a.m. EST and will be accessible until Tuesday, February 24, 2009 at 11:30 a.m. EST.  To access the replay, callers should dial +1 402 977 9140 or +1 800 633 8284 and enter reservation number 21414828. Callers in the United Kingdom should dial +44 (0) 870 000 3081 or (0) 800 692 0831 and enter reservation number 21414828.

ABOUT GLOBAL CROSSING

Global Crossing (NASDAQ: GLBC) is a leading global IP solutions provider with the world's first integrated global IP-based network.  The company offers a full range of secure data, voice, and video products to approximately 40 percent of the Fortune 500, as well as to 700 carriers, mobile operators and ISPs. It delivers services to more than 690 cities in more than 60 countries and six continents around the globe.

Website Access to Company Information

Global Crossing maintains a corporate website at www.globalcrossing.com, and you can find additional information about the company through the Investors pages on that website at http://investors.globalcrossing.com. Global Crossing utilizes its website as a channel of distribution of important information about the company. Global Crossing routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investors web pages.

Visitors to the Investors web pages can view and print copies of Global Crossing's SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the standing committees of Global Crossing's Board of Directors, its Corporate Governance Guidelines, Ethics Policy, press releases and analysts presentations are all available through the Investors web pages.

Please note that the information contained on any of Global Crossing's websites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference therein.

# # #

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties that could cause the actual results to differ materially, including: Global Crossing's history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; legal and contractual restrictions on the inter-company transfer of funds by the company's subsidiaries; the company's ability to continue to connect its network to incumbent carriers' networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company's Network Security Agreement with the U.S. Government; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; political, legal and other risks due to the company's substantial international operations; risks associated with movements in foreign currency exchange rates; potential weaknesses in internal controls of acquired businesses, and difficulties in integrating internal controls of those businesses with the company's own internal controls; the concentration of revenue in a limited number of customers, and the rights of such customers to terminate their contracts or to simply cease purchasing services thereunder; exposure to contingent liabilities; downward pressure on the Company's common stock price that may result from sales of the significant number of shares being paid to employees under incentive compensation arrangements, including approximately 3.2 million unrestricted shares being delivered to employees in March and April 2009 under the 2008 annual bonus program; and other risks referenced from time to time in the company's and GCUK's filings with the Securities and Exchange Commission. Global Crossing undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:

Press Contacts

Michael Schneider

+ 1 973 937 0146

Michael.Schneider@globalcrossing.com

Analysts/Investors Contact

Suzanne Lipton

+ 1 800 836 0342

glbc@globalcrossing.com

Antonio Suarez

+1 973 937 0233

Antonio.Suarez@globalcrossing.com

IR/PR1

15 PAGES OF FINANCIAL INFORMATION FOLLOW

Global Crossing Limited		Table 1
Consolidated Balance Sheets
($ in millions)

	December 31,	December 31,
	2008	2007
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$ 360	$ 397
Restricted cash and cash equivalents - current portion	7	18
Accounts receivable, net of allowances of $58 and $52	336	345
Prepaid costs and other current assets	103	121

Total current assets	806	881

Restricted cash and cash equivalents - long term	11	35
Property and equipment, net of accumulated depreciation of $851 and $664	1,300	1,467
Intangible assets, net (including goodwill of $147 and $158)	172	193
Other assets	61	91

Total assets	$ 2,350	$ 2,667

LIABILITIES:
Current liabilities:
Accounts payable	$ 329	286
Accrued cost of access	92	107
Short term debt and current portion of long term debt	26	26
Accrued restructuring costs - current portion	13	17
Deferred revenue - current portion	138	164
Other current liabilities	361	395

Total current liabilities	959	995

Long term debt	1,149	1,249
Obligations under capital leases	93	123
Deferred revenue	308	262
Accrued restructuring costs	14	20
Other deferred liabilities	68	81

Total liabilities	2,591	2,730

SHAREHOLDERS' DEFICIT:
Common stock, 110,000,000 shares authorized, $.01 par value,
56,696,312 and 54,552,045 shares issued and outstanding as of
December 31, 2008 and 2007, respectively	1	1
Preferred stock with controlling shareholder, 45,000,000 shares authorized,
$.10 par value, 18,000,000 shares issued and outstanding as of
December 31, 2008 and 2007	2	2
Additional paid-in capital	1,387	1,307
Accumulated other comprehensive loss	(23)	(42)
Accumulated deficit	(1,608)	(1,331)

Total shareholders' deficit	(241)	(63)

Total liabilities and shareholders' deficit	$ 2,350	$ 2,667

Global Crossing Limited		Table 2
Consolidated Statements of Operations
($ in millions)

	Year Ended December 31,
	2008	2007
	(unaudited)

Revenue	$ 2,592	$ 2,261

Cost of revenue (excluding depreciation and amortization, shown separately below):
Cost of access	(1,211)	(1,146)
Real estate, network and operations	(406)	(385)
Third party maintenance	(107)	(103)
Cost of equipment sales	(94)	(88)
Total cost of revenue	(1,818)	(1,722)

Selling, general and administrative	(501)	(416)
Depreciation and amortization	(326)	(264)

Total operating expenses	(2,645)	(2,402)

Operating loss	(53)	(141)

Other income (expense):
Interest income	10	21
Interest expense	(169)	(171)
Other income (expense), net	(26)	15

Loss before preconfirmation contingencies and provision for income taxes	(238)	(276)

Net gain on preconfirmation contingencies	10	33

Loss before provision for income taxes	(228)	(243)

Provision for income taxes	(49)	(63)

Net loss	(277)	(306)

Preferred stock dividends	(4)	(4)

Loss applicable to common shareholders	$ (281)	$ (310)

Income per common share, basic and diluted:

Loss applicable to common shareholders	$ (5.04)	$ (7.30)

Weighted average number of common shares	55,771,867	42,461,853

Global Crossing Limited		Table 3
Consolidated Statements of Cash Flows
($ in millions)

	Year Ended December 31,
	2008	2007
	(unaudited)
Cash flows provided by (used in) operating activities:
Net loss	$ (277)	$ (306)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (gain) on sale of property and equipment	(4)	1
Gain on sale of marketable securities	2	-
Non-cash income tax provision	35	45
Deferred income tax	(1)	9
Non-cash stock compensation expense	55	51
Non-cash inducement charge for conversion of debt	-	30
Gain on settlement of contracts due to Impsat acquisition	-	(27)
Depreciation and amortization	326	264
Provision for doubtful accounts	6	6
Amortization of prior period IRUs	(15)	(12)
Deferred reorganization costs	(3)	(3)
Gain on preconfirmation contingencies	(10)	(33)
Change in long term deferred revenue	83	102
Change in operating working capital	(32)	(53)
Other	38	(90)
Net cash provided by (used in) operating activities	203	(16)

Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(192)	(214)
Purchases of marketable securities	(11)	-
Impsat acquisition, net of cash acquired	-	(76)
Proceeds from sale of property and equipment	10	-
Proceeds from sale of marketable securities	16	7
Change in restricted cash and cash equivalents	31	(47)

Net cash used in investing activities	(146)	(330)

Cash flows provided by (used in) financing activities:
Proceeds from long term debt	5	597
Repayment of capital lease obligations	(59)	(43)
Proceeds from short term debt	5	-
Repayment of long term debt (including current portion)	(24)	(251)
Finance costs incurred	-	(24)
Proceeds from exercise of stock options	1	4
Payment of employee taxes on share-based compensation	(3)	-
Net cash provided by (used in) financing activities	(75)	283

Effect of exchange rate changes on cash and cash equivalents	(19)	1

Net decrease in cash and cash equivalents	(37)	(62)

Cash and cash equivalents, beginning of year	397	459

Cash and cash equivalents, end of year	$ 360	$ 397

	Global Crossing Limited and Subsidiaries					Table 4
	Unaudited Consolidated Statements of Operations
	($ in millions)
		Year Ended December 31, 2008
		GCUK	GC Impsat	ROW[1]	Eliminations	Total

	REVENUE	$ 599	$ 475	$ 1,536	$ (18)	$ 2,592
	Cost of revenue
	Cost of access	(184)	(115)	(929)	17	(1,211)
	Real estate, network and operations	(93)	(58)	(256)	1	(406)
	Third party maintenance	(32)	(20)	(55)	-	(107)
	Cost of equipment sales	(69)	(11)	(14)	-	(94)
	Total cost of revenue	(378)	(204)	(1,254)	18	(1,818)
	Selling, general and administrative	(87)	(133)	(281)	-	(501)
	Depreciation and amortization	(84)	(81)	(161)	-	(326)
	OPERATING INCOME (LOSS)	50	57	(160)	-	(53)
	OTHER INCOME (EXPENSE)
	Interest expense, net	(57)	(32)	(70)	-	(159)
	Other income (expense), net	(57)	(20)	51	-	(26)
	LOSS BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	(64)	5	(179)	-	(238)
	Net gain on preconfirmation contingencies	-	4	6	-	10
	INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(64)	9	(173)	-	(228)
	Provision for income taxes	(1)	(17)	(31)	-	(49)
	NET LOSS	(65)	(8)	(204)	-	(277)
	Preferred stock dividends	-	-	(4)	-	(4)
	LOSS APPLICABLE TO COMMON SHAREHOLDERS	$ (65)	$ (8)	$ (208)	$ -	$ (281)

		Year Ended December 31, 2007
		GCUK	GC Impsat	ROW[1]	Eliminations	Total
			(as restated2)	(as restated2)	(as restated2)

	REVENUE	$ 582	$ 269	$ 1,422	$ (12)	$ 2,261
	Cost of revenue
	Cost of access	(169)	(75)	(913)	11	(1,146)
	Real estate, network and operations	(96)	(40)	(250)	1	(385)
	Third party maintenance	(35)	(14)	(54)	-	(103)
	Cost of equipment sales	(62)	(3)	(23)	-	(88)
	Total cost of revenue	(362)	(132)	(1,240)	12	(1,722)
	Selling, general and administrative	(78)	(76)	(262)	-	(416)
	Depreciation and amortization	(84)	(44)	(136)	-	(264)
	OPERATING INCOME (LOSS)	58	17	(216)	-	(141)
	OTHER INCOME (EXPENSE)
	Interest expense, net	(60)	(22)	(68)	-	(150)
	Other income (expense), net	2	-	13	-	15
	LOSS BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	-	(5)	(271)	-	(276)
	Net gain on preconfirmation contingencies	-	-	33	-	33
	LOSS BEFORE PROVISION FOR INCOME TAXES	-	(5)	(238)	-	(243)
	Provision for income taxes	(11)	(10)	(42)	-	(63)
	NET LOSS	(11)	(15)	(280)	-	(306)
	Preferred stock dividends	-	-	(4)	-	(4)
	LOSS APPLICABLE TO COMMON SHAREHOLDERS	$ (11)	$ (15)	$ (284)	$ -	$ (310)

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

	Global Crossing Limited and Subsidiaries					Table 5
	Unaudited Consolidated Statements of Operations
	($ in millions)
		Quarter Ended December 31, 2008
		GCUK	GC Impsat	ROW[1]	Eliminations	Total

	REVENUE	$ 134	$ 122	$ 394	$ (8)	$ 642
	Cost of revenue
	Cost of access	(42)	(30)	(232)	8	(296)
	Real estate, network and operations	(19)	(11)	(56)	-	(86)
	Third party maintenance	(7)	(5)	(12)	-	(24)
	Cost of equipment sales	(16)	(3)	(4)	-	(23)
	Total cost of revenue	(84)	(49)	(304)	8	(429)
	Selling, general and administrative	(25)	(33)	(53)	-	(111)
	Depreciation and amortization	(19)	(21)	(42)	-	(82)
	OPERATING INCOME (LOSS)	6	19	(5)	-	20
	OTHER INCOME (EXPENSE)
	Interest expense, net	(12)	(7)	(17)	-	(36)
	Other income (expense), net	(41)	(14)	26	-	(29)
	INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	(47)	(2)	4	-	(45)
	Net gain on preconfirmation contingencies	-	-	1	-	1
	INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(47)	(2)	5	-	(44)
	Provision for income taxes	-	(2)	(4)	-	(6)
	NET INCOME (LOSS)	(47)	(4)	1	-	(50)
	Preferred stock dividends	-	-	(1)	-	(1)
	LOSS APPLICABLE TO COMMON SHAREHOLDERS	$ (47)	$ (4)	$ -	$ -	$ (51)

		Quarter Ended September 30, 2008
		GCUK	GC Impsat	ROW[1]	Eliminations	Total

	REVENUE	$ 155	$ 125	$ 390	$ (3)	$ 667
	Cost of revenue
	Cost of access	(48)	(28)	(237)	3	(310)
	Real estate, network and operations	(25)	(15)	(69)	-	(109)
	Third party maintenance	(7)	(6)	(15)	-	(28)
	Cost of equipment sales	(18)	(3)	(4)	-	(25)
	Total cost of revenue	(98)	(52)	(325)	3	(472)
	Selling, general and administrative	(20)	(33)	(72)	-	(125)
	Depreciation and amortization	(22)	(20)	(42)	-	(84)
	OPERATING INCOME (LOSS)	15	20	(49)	-	(14)
	OTHER INCOME (EXPENSE)
	Interest expense, net	(14)	(8)	(18)	-	(40)
	Other income (expense), net	(17)	(9)	1	-	(25)
	INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	(16)	3	(66)	-	(79)
	Net gain on preconfirmation contingencies	-	4	1	-	5
	INCOME (LOSS) BEFORE BENEFIT FOR INCOME TAXES	(16)	7	(65)	-	(74)
	Benefit for income taxes	-	2	2	-	4
	NET INCOME (LOSS)	(16)	9	(63)	-	(70)
	Preferred stock dividends	-	-	(1)	-	(1)
	INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$ (16)	$ 9	$ (64)	$ -	$ (71)

		Quarter Ended December 31, 2007
		GCUK	GC Impsat	ROW[1]	Eliminations	Total
			(as restated2)	(as restated2)	(as restated2)
	REVENUE	$ 153	$ 104	$ 365	$ (6)	$ 616
	Cost of revenue
	Cost of access	(45)	(31)	(223)	6	(293)
	Real estate, network and operations	(20)	(17)	(56)	-	(93)
	Third party maintenance	(8)	(5)	(15)	-	(28)
	Cost of equipment sales	(17)	-	(5)	-	(22)
	Total cost of revenue	(90)	(53)	(299)	6	(436)
	Selling, general and administrative	(20)	(29)	(35)	-	(84)
	Depreciation and amortization	(22)	(19)	(37)	-	(78)
	OPERATING INCOME (LOSS)	21	3	(6)	-	18
	OTHER INCOME (EXPENSE)
	Interest expense, net	(15)	(9)	(10)	-	(34)
	Other income (expense), net	(3)	1	15	-	13
	INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET AND INCOME TAXES	3	(5)	(1)	-	(3)
	Net gain on preconfirmation contingencies	-	-	31	-	31
	INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3	(5)	30	-	28
	Provision for income taxes	(9)	(2)	(15)	-	(26)
	NET INCOME (LOSS)	(6)	(7)	15	-	2
	Preferred stock dividends	-	-	(1)	-	(1)
	INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$ (6)	$ (7)	$ 14	$ -	$ 1

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

	Global Crossing Limited and Subsidiaries					Table 6
Unaudited Summary of Consolidated Revenues, Cost of Access, and Adjusted Gross Margin
	($ in millions)

		Year Ended December 31, 2008
		GCUK	GC Impsat	ROW[1]	Eliminations	Total

	Revenues:
	Enterprise, carrier data and indirect channels	$ 588	$ 459	$ 1,117	$ -	$ 2,164
	Wholesale voice	11	9	404	-	424
	Other	-	-	4	-	4
	Intersegment revenue	-	7	11	(18)	-
	Consolidated revenues	$ 599	$ 475	$ 1,536	$ (18)	$ 2,592

	Cost of access:
	Enterprise, carrier data and indirect channels	$ (175)	$ (98)	$ (564)	$ -	$ (837)
	Wholesale voice	(8)	(7)	(358)	-	(373)
	Other	-	-	(1)	-	(1)
	Intersegment cost of access	(1)	(10)	(6)	17	-
	Consolidated cost of access	$ (184)	$ (115)	$ (929)	$ 17	$(1,211)

	Adjusted Gross Margin:
	Enterprise, carrier data and indirect channels	$ 413	$ 361	$ 553	$ -	$ 1,327
	Wholesale voice	3	2	46	-	51
	Other	-	-	3	-	3
	Intersegment adjusted gross margin	(1)	(3)	5	(1)	-
	Consolidated adjusted gross margin	$ 415	$ 360	$ 607	$ (1)	$ 1,381

		Year Ended December 31, 2007
		GCUK	GC Impsat	ROW[1]	Eliminations	Total
			(as restated2)	(as restated2)	(as restated2)
	Revenues:
	Enterprise, carrier data and indirect channels	$ 572	$ 260	$ 962	$ -	$ 1,794
	Wholesale voice	10	6	446	-	462
	Other	-	-	5	-	5
	Intersegment revenue	-	3	9	(12)	-
	Consolidated revenues	$ 582	$ 269	$ 1,422	$ (12)	$ 2,261

	Cost of access:
	Enterprise, carrier data and indirect channels	$ (161)	$ (62)	$ (518)	$ -	$ (741)
	Wholesale voice	(8)	(4)	(392)	-	(404)
	Other	-	-	(1)	-	(1)
	Intersegment cost of access	-	(9)	(2)	11	-
	Consolidated cost of access	$ (169)	$ (75)	$ (913)	$ 11	$(1,146)

	Adjusted Gross Margin:
	Enterprise, carrier data and indirect channels	$ 411	$ 198	$ 444	$ -	$ 1,053
	Wholesale voice	2	2	54	-	58
	Other	-	-	4	-	4
	Intersegment adjusted gross margin	-	(6)	7	(1)	-
	Consolidated adjusted gross margin	$ 413	$ 194	$ 509	$ (1)	$ 1,115

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

Definition: Adjusted gross margin is revenue minus cost of access. See Table 10 for the reconciliation of adjusted gross margin to gross margin.
	Global Crossing Limited and Subsidiaries				Table 7
Unaudited Summary of Consolidated Revenues, Cost of Access, and Adjusted Gross Margin
	($ in millions)
		Quarter Ended December 31, 2008
		GCUK	GC Impsat	ROW[1]	Eliminations	Total
	Revenues:
	Enterprise, carrier data and indirect channels	$ 132	$ 118	$ 291	$ -	$ 541
	Wholesale voice	2	2	96	-	100
	Other	-	-	1	-	1
	Intersegment revenue	-	2	6	(8)	-
	Consolidated revenues	$ 134	$ 122	$ 394	$ (8)	$ 642

	Cost of access:
	Enterprise, carrier data and indirect channels	$ (40)	$ (24)	$ (142)	$ -	$ (206)
	Wholesale voice	(1)	(1)	(87)	-	(89)
	Other	-	-	(1)	-	(1)
	Intersegment cost of access	(1)	(5)	(2)	8	-
	Consolidated cost of access	$ (42)	$ (30)	$ (232)	$ 8	$ (296)

	Adjusted Gross Margin:
	Enterprise, carrier data and indirect channels	$ 92	$ 94	$ 149	$ -	$ 335
	Wholesale voice	1	1	9	-	11
	Other	-	-	-	-	-
	Intersegment adjusted gross margin	(1)	(3)	4	-	-
	Consolidated adjusted gross margin	$ 92	$ 92	$ 162	$ -	$ 346

		Quarter Ended September 30, 2008
		GCUK	GC Impsat	ROW[1]	Eliminations	Total
	Revenues:
	Enterprise, carrier data and indirect channels	$ 152	$ 121	$ 287	$ -	$ 560
	Wholesale voice	3	3	100	-	106
	Other	-	-	1	-	1
	Intersegment revenue	-	1	2	(3)	-
	Consolidated revenues	$ 155	$ 125	$ 390	$ (3)	$ 667

	Cost of access:
	Enterprise, carrier data and indirect channels	$ (45)	$ (24)	$ (147)	$ -	$ (216)
	Wholesale voice	(3)	(2)	(89)	-	(94)
	Other	-	-	-	-	-
	Intersegment cost of access	-	(2)	(1)	3	-
	Consolidated cost of access	$ (48)	$ (28)	$ (237)	$ 3	$ (310)

	Adjusted Gross Margin:
	Enterprise, carrier data and indirect channels	$ 107	$ 97	$ 140	$ -	$ 344
	Wholesale voice	-	1	11	-	12
	Other	-	-	1	-	1
	Intersegment adjusted gross margin	-	(1)	1	-	-
	Consolidated adjusted gross margin	$ 107	$ 97	$ 153	$ -	$ 357

		Quarter Ended December 31, 2007
		GCUK	GC Impsat	ROW[1]	Eliminations	Total
			(as restated2)	(as restated2)	(as restated2)
	Revenues:
	Enterprise, carrier data and indirect channels	$ 151	$ 101	$ 252	$ -	$ 504
	Wholesale voice	2	3	106	-	111
	Other	-	-	1	-	1
	Intersegment revenue	-	-	6	(6)	-
	Consolidated revenues	$ 153	$ 104	$ 365	$ (6)	$ 616

	Cost of access:
	Enterprise, carrier data and indirect channels	$ (43)	$ (23)	$ (133)	$ -	$ (199)
	Wholesale voice	(2)	(2)	(90)	-	(94)
	Other	-	-	-	-	-
	Intersegment cost of access	-	(6)	-	6	-
	Consolidated cost of access	$ (45)	$ (31)	$ (223)	$ 6	$ (293)

	Adjusted Gross Margin:
	Enterprise, carrier data and indirect channels	$ 108	$ 78	$ 119	$ -	$ 305
	Wholesale voice	-	1	16	-	17
	Other	-	-	1	-	1
	Intersegment adjusted gross margin	-	(6)	6	-	-
	Consolidated adjusted gross margin	$ 108	$ 73	$ 142	$ -	$ 323

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

Definition: Adjusted gross margin is revenue minus cost of access. See Table 11 for the reconciliation of adjusted gross margin to gross margin.
Global Crossing Limited					Table 8
Unaudited Reconciliation of Adjusted Cash Ebitda to Net Income (Loss) Applicable to Common Shareholders
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of Adjusted Cash EBITDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial measures, to income (loss) applicable to common shareholders, which is the most directly comparable GAAP measure. Global Crossing's calculation of its Adjusted Cash EBITDA measure may not be consistent with EBITDA measures of other companies. Management believes that Adjusted Cash EBITDA is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. Adjusted Cash EBITDA is an important aspect of the company's internal reporting and is also used by the investment community in assessing financial performance. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

		Year Ended December 31, 2008
		GCUK	GC Impsat	ROW[1]	Total

Adjusted Cash EBITDA		$ 140	$ 143	$ 45	$ 328
Non-cash stock compensation expense		(6)	(5)	(44)	(55)
Depreciation and amortization		(84)	(81)	(161)	(326)
Interest expense, net		(57)	(32)	(70)	(159)
Other income (expense), net		(57)	(20)	51	(26)
Net gain on preconfirmation contingencies		-	4	6	10
Income tax provision		(1)	(17)	(31)	(49)
Preferred stock dividends		-	-	(4)	(4)
Net loss applicable to common shareholders		$ (65)	$ (8)	$ (208)	$ (281)

		Year Ended December 31, 2007
		GCUK	GC Impsat	ROW[1]	Total
			(as restated2)	(as restated2)
Adjusted Cash EBITDA		$ 147	$ 63	$ (36)	$ 174
Non-cash stock compensation expense		(5)	(2)	(44)	(51)
Depreciation and amortization		(84)	(44)	(136)	(264)
Interest expense, net		(60)	(22)	(68)	(150)
Other income, net		2	-	13	15
Net gain on preconfirmation contingencies		-	-	33	33
Income tax provision		(11)	(10)	(42)	(63)
Preferred stock dividends		-	-	(4)	(4)
Net loss applicable to common shareholders		$ (11)	$ (15)	$ (284)	$ (310)

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

Definition: Adjusted cash EBITDA is earnings before interest, taxes, depreciation and amortization, other income (expense) net, net gain on pre-confirmation contingencies, preferred stock dividends and non-cash stock compensation.

Global Crossing Limited					Table 9
Unaudited Reconciliation of Adjusted Cash Ebitda to Net Income (Loss) Applicable to Common Shareholders
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of Adjusted Cash EBITDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial measures, to income (loss) applicable to common shareholders, which is the most directly comparable GAAP measure. Global Crossing's calculation of its Adjusted Cash EBITDA measure may not be consistent with EBITDA measures of other companies. Management believes that Adjusted Cash EBITDA is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. Adjusted Cash EBITDA is an important aspect of the company's internal reporting and is also used by the investment community in assessing financial performance. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

		Quarter Ended December 31, 2008
		GCUK	GC Impsat	ROW[1]	Total

Adjusted Cash EBITDA		$ 24	$ 37	$ 35	$ 96
Non-cash stock compensation expense		1	3	2	6
Depreciation and amortization		(19)	(21)	(42)	(82)
Interest expense, net		(12)	(7)	(17)	(36)
Other income (expense), net		(41)	(14)	26	(29)
Net gain on preconfirmation contingencies		-	-	1	1
Income tax provision		-	(2)	(4)	(6)
Preferred stock dividends		-	-	(1)	(1)
Net loss applicable to common shareholders		$ (47)	$ (4)	$ -	$ (51)

		Quarter Ended September 30, 2008
		GCUK	GC Impsat	ROW[1]	Total

Adjusted Cash EBITDA		$ 39	$ 42	$ 7	$ 88
Non-cash stock compensation expense		(2)	(2)	(14)	(18)
Depreciation and amortization		(22)	(20)	(42)	(84)
Interest expense, net		(14)	(8)	(18)	(40)
Other income (expense), net		(17)	(9)	1	(25)
Net gain on preconfirmation contingencies		-	4	1	5
Income tax benefit		-	2	2	4
Preferred stock dividends		-	-	(1)	(1)
Net income (loss) applicable to common shareholders		$ (16)	$ 9	$ (64)	$ (71)

		Quarter Ended December 31, 2007
		GCUK	GC Impsat	ROW[1]	Total
			(as restated2)	(as restated2)
Adjusted Cash EBITDA		$ 43	$ 23	$ 34	$ 100
Non-cash stock compensation expense		-	(1)	(3)	(4)
Depreciation and amortization		(22)	(19)	(37)	(78)
Interest expense, net		(15)	(9)	(10)	(34)
Other income (expense), net		(3)	1	15	13
Net gain on preconfirmation contingencies		-	-	31	31
Income tax provision		(9)	(2)	(15)	(26)
Preferred stock dividends		-	-	(1)	(1)
Net income (loss) applicable to common shareholders		$ (6)	$ (7)	$ 14	$ 1

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

Definition: Adjusted cash EBITDA is earnings before interest, taxes, depreciation and amortization, other income (expense) net, net gain on pre-confirmation contingencies, preferred stock dividends and non-cash stock compensation.

Global Crossing Limited and Subsidiaries						Table 10
Unaudited Reconciliation of Adjusted Gross Margin to Gross Margin
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides reconciliation of adjusted gross margin, which is considered a non-GAAP financial measures, to gross margin, which is the most directly comparable GAAP measure. Management believes that adjusted gross margin is a relevant indicator of operating performance since it links revenue lines with the largest and most directly related costs incurred to generate such revenue. Adjusted Gross Margin should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

	Year Ended December 31, 2008
	GCUK		GC Impsat	ROW[1]	Eliminations	Total

Adjusted gross margin	$ 415		$ 360	$ 607	$ (1)	$ 1,381
Real estate, network and operations	(93)		(58)	(256)	1	(406)
Third party maintenance	(32)		(20)	(55)	-	(107)
Cost of equipment sales	(69)		(11)	(14)	-	(94)
Gross margin	$ 221		$ 271	$ 282	$ -	$ 774

	Year Ended December 31, 2007
	GCUK		GC Impsat	ROW[1]	Eliminations	Total
			(as restated2)	(as restated2)	(as restated2)
Adjusted gross margin	$ 413		$ 194	$ 509	$ (1)	$ 1,115
Real estate, network and operations	(96)		(40)	(250)	1	(385)
Third party maintenance	(35)		(14)	(54)	-	(103)
Cost of equipment sales	(62)		(3)	(23)	-	(88)
Gross margin	$ 220		$ 137	$ 182	$ -	$ 539

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

Definition: Adjusted gross margin is revenue minus cost of access.

Global Crossing Limited and Subsidiaries					Table 11
Unaudited Pro Forma Reconciliation of Adjusted Gross Margin to Gross Margin
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides reconciliation of adjusted gross margin, which is considered a non-GAAP financial measures, to gross margin, which is the most directly comparable GAAP measure. Management believes that adjusted gross margin is a relevant indicator of operating performance since it links revenue lines with the largest and most directly related costs incurred to generate such revenue. Adjusted Gross Margin should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

	Quarter Ended December 31, 2008
	GCUK	GC Impsat	ROW[1]	Eliminations	Total

Adjusted gross margin	$ 92	$ 92	$ 162	$ -	$ 346
Real estate, network and operations	(19)	(11)	(56)	-	(86)
Third party maintenance	(7)	(5)	(12)	-	(24)
Cost of equipment sales	(16)	(3)	(4)	-	(23)
Gross margin	$ 50	$ 73	$ 90	$ -	$ 213

	Quarter Ended September 30, 2008
	GCUK	GC Impsat	ROW[1]	Eliminations	Total

Adjusted gross margin	$ 107	$ 97	$ 153	$ -	$ 357
Real estate, network and operations	(25)	(15)	(69)	-	(109)
Third party maintenance	(7)	(6)	(15)	-	(28)
Cost of equipment sales	(18)	(3)	(4)	-	(25)
Gross margin	$ 57	$ 73	$ 65	$ -	$ 195

	Quarter Ended December 31, 2007
	GCUK	GC Impsat	ROW[1]	Eliminations	Total
		(as restated2)	(as restated2)
Adjusted gross margin	$ 108	$ 73	$ 142	$ -	$ 323
Real estate, network and operations	(20)	(17)	(56)	-	(93)
Third party maintenance	(8)	(5)	(15)	-	(28)
Cost of equipment sales	(17)	-	(5)	-	(22)
Gross margin	$ 63	$ 51	$ 66	$ -	$ 180

1Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

2In May 2008 and August 2008, Global Crossing Limited transferred its GC Brazil and GC Chile operations, respectively, from the ROW Segment to the GC Impsat Segment. Since the transfer is between entities under common control, the Company has retroactively restated GC Impsat's results to include the GC Brazil and GC Chile operations and removed the GC Brazil and GC Chile operations from ROW's results for all periods presented.

Definition: Adjusted gross margin is revenue minus cost of access.

Global Crossing Limited and Subsidiaries					Table 12
Unaudited Reconciliations of 2009 OIBDA and Free Cash Flow Guidance
($ in millions)

When providing projections for non-GAAP measures, we are required to provide a reconciliation of the non-GAAP measure to the most directly comparable GAAP measures to the extent available without unreasonable efforts. In such cases, we may indicate an amount or range for GAAP measures that are components of the reconciliation. The provision of such amounts or ranges must not be interpreted as explicit or implicit projections of those GAAP components. To reconcile the non-GAAP financial measures to GAAP, we must use amounts or ranges for the GAAP components that arithmetically add up to the non-GAAP financial measures. While we feel reasonably comfortable with the methodology used to generate the projections of our non-GAAP financial measuress, we fully expect that the amounts or ranges used for the GAAP components will vary from actual results. We have made numerous assumptions in preparing our projections. These assumptions, including the amounts of the various components that comprise a financial measures, may or may not prove to be correct. We will consider our projections of non-GAAP financial measuress to have been achieved if the specific non-GAAP measure is met or exceeded, even if the GAAP components of the reconciliation are materially different from those provided in an earlier reconciliation.

		Twelve months ended
		December 31, 2009
		Low End of Guidance		High End of Guidance

OIBDA		$ 320		$ 380
Depreciation and amortization		(330)		(331)
Operating income (loss)		(10)		49
Interest expense, net		(147)		(147)
Provision for income taxes		(27)		(27)
Preferred stock dividends		(4)		(4)
Net loss applicable to common shareholders		$ (188)		$ (129)

Free Cash Flow		$ 50		$ 100
Purchases of property and equipment		145		155
Net cash provided by operating activities		$ 195		$ 255

For definitions and further description of these non-GAAP measures see table 15.

Global Crossing Limited and Subsidiaries							Table 13
Unaudited Reconciliations of OIBDA to Net Income (Loss)
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of OIBDA to loss applicable to common shareholders.

		Twelve months ended		Three months ended
		December 31,		December 31,	September 30,	June 30,	March 31,
		2008		2008	2008	2008	2008

OIBDA		$ 273		$ 102	$ 70	$ 56	$ 45
Depreciation and amortization		(326)		(82)	(84)	(84)	(76)
Operating income (loss)		(53)		20	(14)	(28)	(31)
Interest income		10		2	2	2	4
Interest expense		(169)		(38)	(42)	(45)	(44)
Other income (expense), net		(26)		(29)	(25)	8	20
Net gain on preconfirmation contingencies		10		1	5	4	-
Benefit (provision) for income taxes		(49)		(6)	4	(29)	(18)
Preferred stock dividends		(4)		(1)	(1)	(1)	(1)
Net loss applicable to common shareholders		$ 281)		$ (51)	$ (71)	$ (89)	$ (70)

		Twelve months ended		Three months ended
		December 31,		December 31,	September 30,	June 30,	March 31,
		2007		2007	2007	2007	2007

OIBDA		$ 123		$ 96	$ 61	$ (11)	$ (23)
Depreciation and amortization		(264)		(78)	(73)	(63)	(50)
Operating income (loss)		(141)		18	(12)	(74)	(73)
Interest income		21		4	5	6	6
Interest expense		(171)		(38)	(51)	(47)	(35)
Other income (expense), net		15		13	(16)	24	(6)
Net gain on preconfirmation contingencies		33		31	2	-	-
Provision for income taxes		(63)		(26)	(16)	(9)	(12)
Preferred stock dividends		(4)		(1)	(1)	(1)	(1)
Net income (loss) applicable to common shareholders		$ (310)		$ 1	$ (89)	$ (101)	$ (121)

For a definition and further description of this non-GAAP measure see table 15.

Global Crossing Limited and Subsidiaries						Table 14
Unaudited Reconciliations of Free Cash Flow to Net Cash Provided by (used in) Operating Activities
($ in millions)

Pursuant to the SEC's Regulation G, the following table provides a reconciliation of Free Cash Flow to the net change on cash and cash equivalents.

		Twelve months ended		Three months ended
		December 31,	December 31,	September 30,	June 30,	March 31,
		2008	2008	2008	2008	2008

Free Cash Flow		$ 11	$ 30	$ 33	$ (33)	$ (19)
Purchases of property and equipment		192	49	51	48	44
Net cash provided by operating activities		$ 203	$ 79	$ 84	$ 15	$ 25

		Twelve months ended		Three months ended
		December 31,	December 31,	September 30,	June 30,	March 31,
		2007	2007	2007	2007	2007

Free Cash Flow		$ (230)	$ 33	$ (70)	$ (110)	$ (83)
Purchases of property and equipment		214	60	77	44	33
Net cash provided by (used in) operating activities		$ (16)	$ 93	$ 7	$ (66)	$ (50)

For a definition and further description of this non-GAAP measure see table 15.
Global Crossing Limited and Subsidiaries					Table 15
Definitions of Non-GAAP measures

Operating Income (Loss) Before Depreciation and Amortization ("OIBDA"):

OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP and reflected on our consolidated financial statements, in that it excludes depreciation and amortization. Such excluded expenses primarily reflect the non-cash impacts of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods. In addition, OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for reinvestment, distributions or other discretionary uses.

Management uses OIBDA as an important part of our internal reporting and planning processes and as a key measure to evaluate profitability and operating performance, make comparisons between periods, and to make resource allocation decisions. Management believes that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of OIBDA may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Additionally, OIBDA does not include certain significant items such as depreciation and amortization, interest income, interest expense, income taxes, other non-operating income or expense items, preferred stock dividends, and gains and losses on preconfirmation contingencies. OIBDA should be considered in addition to, and not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Management believes that OIBDA is useful to our investors as it is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. OIBDA provides investors with an indication of the underlying performance of our everyday business operations. It excludes the effect of items associated with our capitalization and tax structures, such as interest income, interest expense and income taxes, and of other items not associated with our everyday operations.

Free Cash Flow:

Free Cash Flow is a non-GAAP financial measure. We define Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment as disclosed in the statement of cash flows. Free Cash Flow differs from the net change in cash and cash equivalents in the statement of cash flows in that it excludes the cash impact of: all investing activities (other than capital expenditures, which are a fundamental and recurring part of our business); all financing activities; and exchange rate changes on cash and cash equivalents balances.

Management uses Free Cash Flow as a relevant indicator of our ability to generate cash to pay debt. Free Cash Flow also is an important part of our internal reporting and a key measure used by management to evaluate liquidity from period to period. We believe that the investment community uses similar performance measures to compare performance of competitors in our industry.

There are material limitations to using non-GAAP financial measures. Our calculation of Free Cash Flow may differ from similarly titled measures used by other companies, and may not be comparable to those other measures. Moreover, we do not currently pay a significant amount of income taxes due to net operating losses, and we therefore generate higher Free Cash Flow than comparable businesses that do pay income taxes. Additionally, Free Cash Flow is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Free Cash Flow also does not include certain significant cash items such as purchases and sales out of the ordinary course of business, proceeds from financing activities, repayments of capital lease obligations and other debt, and the effect of exchange rate changes on cash and cash equivalents balances. Free Cash Flow should be considered in addition to, and not as a substitute for, net change in cash and cash equivalents in the statement of cash flows reported in accordance with GAAP.

Management believes that Free Cash Flow is useful to our investors as it provides an indication of the underlying cash position of our everyday business operations and the ability to pay debt.